Exhibit 4.16

                             CERTIFICATE OF TRUST OF
                            OMNICOM CAPITAL TRUST II

      THIS Certificate of Trust of Omnicom Capital Trust II (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.
C. ss. 3801 et seq.) (the "Act").

      1. Name. The name of the business trust formed by this Certificate of Trust is Omnicom Capital Trust II.

      2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Chase Manhattan Bank USA, National Association, 1201 Market Street, Wilmington, Delaware 19801.

      3. Effective Date. This Certificate of Trust shall be effective upon filing.

      IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                 CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

                            By: /s/ John Cashin
                                ------------------------------------------------
                                 Name: John Cashin
                                 Title: Vice President